ARTICLES OF INCORPORATION
                                       OF
                          AARDEN-BRYN ENTERPRISES, INC.

The undersigned, a natural person at least eighteen years of age, acting as Incorporator for the purpose of forming a corporation pursuant to the provisions of the Florida General Corporation Act, hereby certifies and adopts the following Articles of Incorporation:

                                   ARTICLE 1

The name of the corporation is AARDEN-BRYN ENTERPRISES, INC.

                                   ARTICLE II

The period of its definition is perpetual.

                                  ARTICLE III

The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State for the State of Florida.

                                   ARTICLE IV

The purpose or purposes for which the corporation is organized is to engage in the transactions of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act of the State of Florida.

                                   ARTICLE V

The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of capital stock, $.001 par value.

                                   ARTICLE VI

The number of directors constituting the initial Board of Directors of the corporation shall be two (2). The number of directors may be increased or diminished from time to time pursuant to the Bylaws of the corporation, but shall never be less than one (1). The names and addresses of the person who are to serve as directors until the first annual meeting of shareholders or until successors are elected and shall qualify are:

Johnny Aarden            Director, President
13546 Klinger Circle
Port Charles, Florida

Mark J. Bryn             Director, Vice-President
301 Brickell Avenue
Suite 2101
Miami, Florida 33131

                                  ARTICLE VII

The principle place of business will be:

Aarden-Bryn, Inc.
13546 Klinger Circle
Port Charles, Florida

                                  ARTICLE VIII

The name and address of the initial incorporator and initial registered office is:

Mark J. Bryn
301 Brickell Avenue
Suite 2101
Miami, Florida 33131

                                   ARTICLE IX

The initial bylaws of the corporation shall be adopted by the Board of Directors. Thereafter, bylaws of the corporation may be adopted, altered, amended or repealed from time to time by either the shareholders or the Board of Directors, but the Board of Directors shall not alter, amend or repeal any bylaws adopted by the shareholders if the shareholders specifically provide that such bylaws are not subject to amendment or repeal by the Directors.

Dated  17th day of April, 1991.

IN WITNESS WHEREOF, the undersigned incorporator executed these Articles of Incorporation this 17th day of April, 1991.


/s/Mark J. Bryn
Mark J. Bryn
Incorporator

STATE OF FLORIDA    )
                    )ss.
COUNTY OF DADE      )

     The foregoing instrument was acknowledged before me this 17th day of April, 1991, by Mark J. Bryn.

/s/
Notary Public
Florida

Seal
My commission expires:



CERTIFICATE DESIGNATING REGISTERED AGENT AND REGISTERED OFFICE

In accordance with Section 48.091, Florida Statutes, the following is submitted:

          AARDEN-BRYN ENTERPRISES, Inc., desiring to organize under the laws of the State of Florida, hereby designates Mark J. Bryn as its registered agent and 301 Brikell Avenue, Suite 2101, Miami, Florida, to accept service of process.

                                   ACCEPTANCE

Having been named as Registered Agent for the above-named corporation, the place designated in this capacity, I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

/s/Mark J. Bryn
Mark J. Bryn

FILED

98 APR 24 PM 2:42
Secretary of State
Tallahassee, Florida

                            ARTICLES OF AMENDMENT TO
                          AARDEN-BRYN ENTERPRISES, INC.


     THE  UNDERSIGNED,  being the sole  director and  president  of  AARDEN-BRYN
ENTERPRISES,   INC.,  does  hereby  amend  the  Articles  of   Incorporation  of
AARDEN-BRYN ENTERPRISES INC. as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be AARDEN-BRYN ENTERPRISES, INC.


                                   ARTICLE II
                                     PURPOSE

     The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE Ill
                               PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value,

                                    ARTICLE V
                                PLACE OF BUSINESS

     The address of the principal place of business of this corporation in the State of Florida shall be One Biscayne Tower, Suite 2599, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI

                             DIRECTORS AND OFFICERS

     The business of this corporation shall be managed by its Board of Directors, The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

     Anything in these Articles of incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

     9. 1. INSPECTION OF BOOKS. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.


     9.2 CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.


     9.3. QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.


     9.4. REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.


                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI

                                    CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 23, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on Apr11 23, 1998.

/s/Mark J. Bryn
Mark J. Bryn, Sole Director

     The foregoing instrument was acknowledged before me on April 23, 1998, by Mark J. Bryn, who is personally known to me.

My commission expires:             /s/E.P. Littman
                                   E.P. Littman, Notary Public
                                   My Commission #CC 627626
                                   Expires: March 29, 2000



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